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Friday, April 03, 1998


LEASE AGREEMENT COMMERCIAL BUILDING
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THIS LEASE is made and entered into as of the                        day of
April ___, 1998, by and between:

1. Baroud Real Estate Development N.V. ("Landlord") a Netherlands- Antillean Corporation based in Curacao, having its offices at Schottegatweg Oost # 82-84, and
2. C.U.L. (Curacao) N.V., ("Tenant"), a Netherlands-Antillean Corporation based in Curacao, having its offices at Pietermaai # 24
In consideration of the rents and mutual covenants set forth herein, Landlord and Tenant agree as follows:

                                   AGREEMENT

1. Premises
Landlord does hereby lease and demise to Tenant and Tenant does hereby lease from Landlord under the terms and conditions set forth herein that certain real property located at Jan Noorduynweg in Curacao, Netherlands Antilles, being part of the lot number IX of the subdivision plan "Groot Piscadera" as this lot is described in the official certificate of measurement number 556 of 1984, more particularly described on EXHIBIT A attached hereto and incorporated herein, together with the building of approximately 38,711 square feet to be constructed in accordance with article 3 of this Lease and space for 150 parking stalls ("Premises").

2. Term
The term of this Lease shall be ten (10) years and shall commence thirty (30) calendar days from the date on which Tenant receives a Certificate of Completion executed by Landlord's architect, stating that the Premises have been completed per specification proved by Tenant to Landlord.
The term of this Lease shall end at 6.00 p.m. on the date which is ten (10) years from the Commencement Date, subject to the options to extend as set forth in Section 5 of this Lease. The parties agree that when the Commencement Date becomes certain, they shall complete and execute a supplement to this Lease to reflect the actual Commencement Date. This supplement will be in the form shown on EXHIBIT C attached hereto and incorporated herein.

3. Construction of Premises
    3.1 Landlord's Construction
Landlord shall, subject to the conditions set forth below, proceed with all due diligence to prepare the Premises at Landlord's sole cost and expense, in accordance with the plans, outlines and specifications provided to Landlord by Tenant, copies of which are attached as EXHIBIT B to this Lease. All labor and materials required to prepare the Premises for Tenant's use other than those described on EXHIBIT B shall be furnished by Tenant at Tenant's sole cost and expense. All such preparations shall be accomplished in compliance with all applicable laws, ordinances, regulations and restrictions. Landlord shall be responsible to obtain any construction loan financing sufficient to make timely payments of all costs of construction of the Landlord's work in accordance with all of the cost estimates for such work, plus related costs such as professional fees, bond and insurance premiums, interest on and charges for borrowed


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money, service and escrow fees, real estate taxes and assessments and similar costs. Landlord shall be responsible to obtain all final administrative approvals necessary to, and as conditions precedent for the issuance of building permits by the appropriate jurisdiction or authority.

     3.2 Commencement of Work
If Landlord's work has not been commenced by that date which is one hundred twenty (120) calendar days, from the date of this Lease, Tenant may cancel this Lease upon not less than ten (10) calendar days written notice to Landlord. If Landlord shall not commence work or, if at any time prior to the above date Landlord shall notify Tenant in writing that Landlord has been unable to obtain the final approvals described in section 3.1 above, from and after the date of such notice to Tenant, Tenant shall have the right to terminate this Lease, and upon such termination, the parties shall have no further rights or liabilities hereunder.
     3.3 Completion of Work
Landlord shall not be held liable or responsible for delays in construction or Landlord's work arising out of or occasioned by strikes, accidents, acts of God, extreme weather conditions, unforeseen restrictions imposed by any government or any governmental agency or other delays beyond Landlord's control. Subject to the foregoing, Landlord agrees to deliver the Premises to Tenant for commencement of Tenant's business not later than ten (10) months after the date on which this Lease-contract will be signed by both parties. If Landlord fails to deliver the Premises to Tenant for commencement of Tenant's business by the Completion Date, Landlord shall pay to Tenant the amount of Five Hundred and No/100 Dollars (US$500.00) per day for each and every day, including weekends, between the Completion date and the date Landlord actually delivers the Premises to Tenant for commencement of Tenant's business. If Landlord fails to deliver the Premises to Tenant for commencement of Tenant's business within three hundred and sixty (360) calendar days after the date on which this Lease-Contract becomes effective, Tenant shall have right to terminate this Lease by written notice.
3.4 Warranty
     3.4.1 Warranty of Landlord's Work
Landlord warrants that Landlord's work on the Premises under this Section 3 (i) shall be performed in a workmanlike and skillful manner, (ii) shall in all respects be of a first class quality, free from all fault and defects in workmanship, material, design and title, and (iii) shall be in strict compliance with the requirements of the plans, outlines and specifications provided to Landlord by Tenant. Landlord further warrants that all materials, equipment and other items incorporated (or to be incorporated) in Landlord's work on the Premises or consumed (or to be consumed) in the performance of Landlord's work on the Premises shall be new and of the most suitable grade for the purpose intended. Subject to any extension pursuant to section 3.4.2 below, this warranty shall continue until that date which is twelve (12) months after the Commencement Date ("Warranty Period").
     3.4.2 Correction of defects
If any time during the Warranty Period, Landlord receives from Tenant notice of any failure to comply with warranty set forth in this Section 3.4, Landlord shall promptly and, at such times as Tenant directs, satisfactorily correct such noncompliance and remedy any damage to other items of Landlord's work or Tenant's property resulting from such noncompliance. The warranty period shall then be extended as to any corrected work performed by the Landlord until the expiration of twelve (12) months


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after acceptance by Tenant of the corrected work. All costs incidental to such correction and remedy shall be borne by Landlord.

     3.4.3 Tenant's right to correct
If after fourteen days written notice by Tenant, Landlord still fails to satisfactorily correct or remedy any noncompliance or damage in accordance with section 3.4.2, then Tenant shall have the right, but not the obligation, to perform, on behalf and at the expense of Landlord, any correction or remedy which Landlord has failed to perform and of which Tenant has given Landlord notice. Tenant shall be permitted to offset the cost of any such correction or remedy against any rent or other sums payable to Landlord under this Lease.

4. Rent
     4.1 Payment of Rent
Commencing on the Commencement Date, and for a period of seven (7) years, Tenant shall pay rent to Landlord in the amount of US$ 1.65 per square foot, totaling Seven hundred and sixty-six Thousand Four hundred seventy-seven and 80/100 United States Dollars (US$ 766.477,80) per year payable in equal monthly installments of sixty-three Thousand Eight hundred and Seventy Three and 15/100 United States Dollars (US$ 63.873,15) on or before the first day of each calendar month commencing on the Commencement Date. All rental payments to be made hereunder shall be made to Landlord on Landlord's account with the "Antilles Banking Corporation" in Curacao or at such other place as Landlord may direct in writing. If the term of this Lease does not commence on the first day of the month, the rental payment for such month shall be prorated. In each of the years eight (8) through ten (10) the rent will be adjusted upward based on local CPI (as calculated by the Central Bank of the Neth. Antilles from the previous year, with a maximum of 3% per year.
     4.2 Security Deposit
Tenant shall pay the sum of One hundred and Fifty Thousand United States Dollars (US$ 150.000,00) upon the execution of this Lease, said payment to be considered as a Security Deposit. Security Deposit shall be held in an interest bearing account. Landlord agrees that Security Deposit plus interest shall be refunded to Tenant upon termination of Lease after deduction of the total sum of all financial obligations due by the Tenant in virtue of this agreement or any court resolution.
     4.3 Costs of Collection
If the Tenant fails to pay rent in a timely manner, Tenant shall pay all costs incurred by Landlord to collect all Rent or other charges which Landlord is entitled to under this Lease, including, without limitation, reasonable collection fees, legal costs and attorney's fees.

5. Option to Extend
     5.1 Option
Tenant shall have the right to extend the term of this Lease for two (2) successive terms of five (5) years each ("Option to Extend"), such extensions to be upon the covenants, terms and conditions as set forth in this Lease except that rent for each such extension shall be established as described below. Tenant shall exercise any Option to Extend by written notice to Landlord of Tenant's election to exercise such


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Option to Extend given not less than ninety (90) calendar days prior to the end of the then current term.
        5.2 Extension Rent
In case of such an extension the rent should be adjusted every 3 years based on the local average CPI (as calculated by the Central Bank of the Neth. Antilles) from the previous 3 years, not to exceed 9% in total.

6. Tenant's Right of First Refusal
If, at any time during the term of any extended term of this Lease, Landlord shall receive a bona fide offer for the purchase of the Premises which Landlord desires to accept, Landlord shall give written notice thereof (the "Offering Notice") to Tenant. The Offering Notice Shall Contain:
        (i)   The name and address of the proposed purchaser,
        (ii)  A copy of the terms and conditions of the offer, and
        (iii) An offer to sell the Premises to Tenant in preference to the proposed purchaser and upon the same terms and conditions contained in the offer received by Landlord.

        Tenant shall be entitled to purchase the Premises offered by giving written notice thereof to Landlord within thirty (30) calendar days after receipt of the Offering Notice. If Tenant fails to agree to purchase the Premises within the time aforesaid, Landlord shall have the right to complete the sale of the Premises to the proposed purchaser who shall then hold the Premises subject to the provisions of this Lease, including the right of first refusal stated herein, to the same force and effect as if purchaser had been the original party hereto.

7. Taxes and Assessments
        7.1 Tenant's Payment
Tenant covenants and agrees to bear, pay and discharge, before delinquency its' pro rata share of all taxes and assessments, general and special, which may be taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of Tenant's occupation of the Premises and Tenant's commercial operation, except for Landlord's income and land taxes as well as other taxes attributable to landlord.

Taxes and assessments for the year in which the term of this Lease commences, and for the year in which this Lease expires or terminates, shall be prorated between Landlord and Tenant as of such date of commencement, expiration or termination. In the event the amount of such taxes and assessments for the year of termination cannot be ascertained as of said date of termination, proration shall be made on the basis of the taxes and assessments for the preceding year.

        7.2 Right to Contest
Tenant shall have the right, in its or Landlord's name, with prior written approval of the latter, to contest the validity of any tax or assessment which Tenant is required to bear, pay and discharge hereunder, by appropriate legal proceeding, provided that Tenant, before instituting any such contest, gives Landlord written notice of its intention so to do. Landlord agrees to cooperate fully with Tenant in good faith during the course of such contest. Tenant shall diligently prosecute any such contest, at all times effectual stay or prevent any official or judicial sale therefore, under execution

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or otherwise, and pay any final judgment enforcing the tax or assessment so contested and thereafter promptly procure record satisfaction thereof.

8.   Insurance
     8.1  Insurance of the building
The Tenant shall keep the landlord's building insured in Landlord's name for the full replacement value during the term of this Lease against all loss and damage including, without limitation, coverage for fire, vandalism, extended coverage in an amount determined by the Landlord or its mortgagees, such insurance to be written by an insurance company or companies authorized to do business in Curacao. Tenant may add additional insurance to increase protection provided under the Landlord's policy. All rights in virtue of the policy will be assigned to the financial institution holding the right of first mortgage on the land and building and, after replacement of the mortgage-debt, to the Landlord.

     8.2  Insurance by Tenant
Tenant shall, at its sole expense, maintain in force fire and extended coverage insurance with respect to the Tenant's property. Landlord shall be named as an additional insured on all such policies. The policies shall provide that they may not be canceled or modified for any reason without fifteen (15) calendar days prior written notice to landlord. In connection with all such insurance, Tenant shall apply to such insurer to have such insurer waive in writing all rights and subrogation's which such insurer might have otherwise acquired, if at all, against Landlord and/or Tenant.

Landlord and Tenant each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in such policies which occur in, on or about the Premises, whether due to the negligence of either party, their agents or employees or otherwise and whether or not such insurance is in effect as of the date of any damage. The waivers provided for herein shall be applicable and effective only in the event such waivers are obtainable from the insurance carriers concerned.

The Tenant shall keep the building and the Tenant's property insured for the full replacement value during the term of this Lease against all risks, as required by Landlord or its mortgagees, for the full replacement value and on demand show prove of payment of the premiums to landlord and its mortgagee.

Tenant expressly understands it is responsible for insurance in control of all of its property (i.e., equipment, records, inventory, furniture and personal property), and Landlord shall not be liable to Tenant for any damage thereto, unless such damage is due to the negligence or willful misconduct of Landlord, its agents, contractors or employees.

During the term of this lease, Tenant shall, at its own cost and expense, provide and keep in force general liability insurance, such insurance to be written by an insurance company or companies authorized to do business in Curacao, and reasonable acceptable to Landlord, against claims for death or personal injuries in or about the Premises at least in the amount of $500,000 against loss for death or injuries to more than one person; and $1,000,000 against loss for death or injuries to more than one person in any one accident, together with property damage coverage in the amount of

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$ 150,000. Certificates evidencing same shall be furnished to Landlord and, on demand, receipts showing payment of the premium on such insurance shall be exhibited to Landlord. Such certificate of insurance must include as additional named insured Landlord and Landlord's mortgagee(s), if any, and a ten (10) calendar day prior written notice to the additional named insured or cancellation. If Tenant fails or neglects to provide such insurance, Landlord, at its option, shall have the right but no obligation to cause such insurance to be issued and the cost and expense thereof shall be Additional Rent.

Tenant shall also, at its sole cost and expense, provide and keep in force such additional insurance as required, including, but not limited to, worker's compensation. Certificates evidencing same shall be furnished to Landlord and, on demand, receipts showing payment of the premium on such insurance shall be exhibited to Landlord.

9. Landlord's Nonperformance
Landlord shall not be liable to Tenant for damages if Landlord is unable to fulfill any of its obligations under this Lease, or to supply, or is delayed in supplying, any service to be supplied, or is unable to make any repairs, additions or alternations to the Premises by reason of strikes, Acts of God or the public enemy, or other similar causes beyond Landlord's control, provided however, that if the Landlord is unable to fulfill any of its obligations of this Lease, supply any services to be supplied or make any repairs, additions or alterations to the Premises as required under this Lease, for a continuing period in excess of seventy two (72) hours and as a consequence thereof Tenant is totally or partially prevented to conduct its business within the Premises, the basic rent shall abate on a pro-rata basic until Landlord is again able to fulfill its obligations, supply services or make repairs, additions or alterations, Landlord agrees to use it's best efforts to cause the cessation of any such interruption. If, however, Landlord is unable to fulfill its obligation to supply service, or make necessary repairs within ninety (90) calendar days, Tenant shall have the right to terminate this Lease with written notice of at least 30 days, provided however that if Landlord, for supplying such services or for making such repairs needs to import any material from abroad, the aforementioned period of 90 days will be considered extended with the period necessary to realize such import and furthermore provided that if the nature of the services to be supplied or be supplied or the repairs to be made cannot reasonable be realized within such 90 days period, such shall not be deemed to be a default leading to the consequence referred to above, if within such period a cure of such default is commenced and thereafter diligently prosecuted to completion.

10. Maintenance- Repair or Damage- Destruction
     10.1 Maintenance
Tenant covenants and agrees that it will during the term of this Lease keep and maintain the premises and all improvements thereon, equipment, fixtures and appliances therein, and all appurtenances thereto in good condition and repair, ordinary wear and tear excepted, and keep the same free from trash, nuisance or danger of fire and in all respects and at all times use and maintain the Premises so as to fully meet and comply with all health and policy regulations and the ordinances and all other laws now in force or which may hereafter be enacted which affect the Premises.


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    10.2 Repairs
Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord's obligations) including without limitation, the maintenance, replacement and repair of any storefront, doors, window casement, glass, plumbing, pipes, HVAC-System, electrical wiring, lighting fixtures and conduits.
Tenant shall, upon the expiration or sooner termination of this lease, surrender the Premises to landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Notwithstanding any other provision hereof, Landlord at its expense, shall maintain, replace and repair the following portion of the Premises: the interior concrete floor, outer walls, and the roof, unless such maintenance and repair are caused in part or in whole by the neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, in which case the Tenant shall pay to Landlord the actual cost of such maintenance and repairs. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for a period of thirty (30) calendar days after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

Landlord shall obtain Tenant's consent, which consent shall not be unreasonably withheld, prior to making such repairs or performing maintenance, which will cause a disruption to Tenant's business. Any disruption to Tenant's business caused by Landlord making repairs to portions of Shopping center or Premises shall not be unreasonable.

    10.3 Damage to Premises
In the event that the premises are totally destroyed, or so damaged by fire or other casualty not occurring through the fault or negligence of Tenant, its employees, agents or business invitees, that the same, in the reasonable opinion of Landlord cannot be repaired and restored within a period of nine (9) months, this Lease shall absolutely cease and terminate and the Rent shall be apportioned as of the date of the casualty and abate for the balance of the term. Landlord shall serve notice upon Tenant within thirty (30) calendar days after the casualty as to whether the premises can and will in fact be repaired and restored within the nine (9) months period.

If the damage, caused as above, be only partial or such that the premises can in the reasonable opinion of the Landlord, be restored to their present condition within a period of nine (9) months, Landlord agrees with reasonable promptness to restore the same, reserving the right to enter upon the premises for that purpose. Landlord also reserves the right to enter upon the premises whenever necessary to repair damaged caused by fire or other casualty to Tenant's Building, even though the effect of such entry would be to render the premises or a part thereof untenantable. In either event, the Rent shall be apportioned and/or suspended during the time Landlord is in possession, taking into account the portion of the premises rendered untenantable the duration of Landlord's possession and the interference with the Tenant's business. In the event Landlord undertakes to make repairs to or to restore the premises, Landlord shall not be obligated to restore or replace property owned by Tenant including, but not limited to, furniture, fixtures, improvements, inventory, equipment, etc., unless damage is caused by the gross negligence of the Landlord.


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If such damage results from the negligent act or omission of Tenant or Tenant's employees or agents, Tenant shall not be entitled to any abatement or reduction of the rent.

11. Alterations
Tenant shall have the right with Landlord's prior consent in writing to make changes or alterations in the building located on the Premises, or to construct improvements on the Premises; provided, however, that Tenant shall not make any alterations, additions or deletions to the building located on the Premises if such alteration, addition or deletion shall (i) convert the building located on the Premises to a structure which is not a complete, self-contained operating unit; (ii) diminish or reduce the parking area of the Premises below that required by local ordinances. Notwithstanding the foregoing, Tenant may make such structural changes, alternations, additions or deletions as are approved in advance and in writing by Landlord, which approval may not be unreasonably withheld or delayed. If Landlord fails to respond within thirty (30) calendar days to any request submitted by Tenant under this Section 11, such request shall be deemed approved by Landlord. If Landlord shall consent, all alterations, including but not limited to, electrical and plumbing installations installed or made by Tenant shall, at Landlord's option, belong to Landlord except Tenant's trade fixtures, and the following: Custom walk-in Freezer/Cooler, Cash Registers, Checkout Counters, Shelving, Overhead Lighting, Alarm Systems and other improvements/equipment not permanently attached by Tenant to the building. All damage to the building as a result of Tenant's removal of such improvements/equipment etc. shall be repaired promptly by Tenant and at Landlord's satisfaction, with due observance of the stipulation in article 15.

Improvements within a maximum range of US$ 25.000,00 will not require the prior consent of Landlord.

12. Utilities
        12.1 Generally
All heat, light, power, water, sewerage, trash removal, and other utilities and utility services used in, on or about the Premises shall be paid for by Tenant and shall be contracted for by Tenant in its own name.

13. Security Interest
        13.1 Subordination
This Lease is subject and subordinate to any mortgage or encumbrance which may now or hereafter encumber the Landlord's interest in the Premises or the Property, or both, or upon any buildings placed upon the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall within ten (10) calendar days of Landlord's request, execute, acknowledge and deliver to Landlord any unreasonable certificate or instrument that Landlord may request evidencing such subordination. In the event of the enforcement by the holder any such mortgage or encumbrance of the remedies provided for by law or such mortgage or encumbrance, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest of Landlord as a result of such enforcement,

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automatically become the Tenant of such successor in interest without change in the terms of other provisions of such Lease, provided, however that such successor in interest shall not be bound by (a) any payment of rent or additional rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or (b) any amendment or modification of this Lease made without the written consent of such holder or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver any reasonable instrument or instruments confirming the attainment herein provided for.

14.  Indemnity
        14.1 Indemnification of Landlord
Tenant agrees to indemnify and save Landlord harmless from and against all liability, and all loss, cost and expense, including reasonable attorney's fees, arising out of Tenant's operation, maintenance, management and control of the Premises or in connection with (i) any loss, injury or damage whatsoever caused to or by any person, including, but not limited to, Tenant, its employees, agents or business invitees, or property, including Tenant's property, arising out of any occurrence on the Premises, (ii) any breach of this Lease by Tenant,
(iii) any act or omission of Tenant, its employees, agents or business invitees occurring in, on or about the Premises, except in the event of negligence or willful misconduct of the Landlord or its employees, agents or business invitees.

        14.2 Indemnification of Tenant
Landlord agrees to indemnify and save Tenant harmless from and against all liability and all loss, cost and expense, including reasonable attorney's fees, arising out of Landlord's operation, maintenance, management and control of the property on which the Premises are located or in connection with (i) any loss, injury or damage whatsoever caused to or by any person, including, but not limited to, Landlord, its employees, agents or business invitees, or property, including Landlord's property arising out of any occurrence on the property on which the Premises are located, (ii) any breach of this Lease by Landlord or
(iii) any act or omission of Landlord, its employees, agents or business invitees occurring in, on or about the property on which the Premises are located.

15. Fixtures
Tenant may install on the Premises its fixtures, improvements and/or equipment and, at the termination of this Lease, Tenant shall have the right to remove fixtures, improvements and/or equipment owned by Tenant. Tenant shall repair all damage to the building resulting from such removals. Insulation under freezer slab on any part of the floor of the Premises will be left "as is" subsequent to removal of freezer. However any other damage, including damages to the walls of the Premises, resulting from above mentioned removals shall be repaired by Tenant.

16. Use.
Tenant may use the Premises, to operate a retail warehouse/store including, but not limited to the use of forklifts designed to operate inside and outside of Premises. Tenant may without obtaining permission from Landlord, conduct Sidewalk or tent Sales on Premises. However, in doing so, Tenant will adhere to all conditions and provisions of this Lease.


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Tenant shall not use or occupy or permit the Premises or any part thereof to be used or occupied for any unlawful business, use or purpose or other purpose than a wholesale retail warehouse/store.

17. Quiet Enjoyment
Landlord covenants and warrants that it has full right and lawful authority to enter into this Lease for the full term hereof, that Tenant will be put in possession of the Premises when Tenant desires and is entitled hereunder, and that Tenant, upon paying the rent and performing all of the terms, conditions and provisions of this Lease to be performed by Tenant, shall peacefully and quietly have, hold and enjoy the Premises for the full term of this Lease, and any extension thereto, subject to the provisions herein contained.

18. Signs
Landlord shall, at Landlord's sole cost and expense, lawfully display Tenant's name on the building of the Premises, in accordance with Tenant's indications on page A-2.0 of the drawings dated 02/07/1997 supplied to Landlord, and Tenant agrees to maintain said signs in a good state of repair. Specifications for sign age provided to Landlord by Tenant, are attached as Exhibit B to this Lease and may not deviate from the indications as mentioned on page A-2.0 of the aforementioned drawings.

19. Personal Property
All personal property of every kind or description that may at any time be in the Premises shall be at Tenant's sole risk, or at the risk of those claiming under Tenant, and Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant caused in any manner whatsoever, except as may result from and be caused by the negligence or willful misconduct of Landlord or its agents or employees.

20. Waste
Tenant shall use and occupy the Premises in a careful, safe and lawful manner and not commit waste therein.

21. Non-Waiver
No waiver of any breach of any covenant or condition of this Lease by either party shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non observance on any other occasion of the same or of any other covenant or condition hereof.

22. Default
The following shall constitute a default under this Lease:
        (i) Failure by Tenant to pay any installment of rent or other sums required by Tenant to be paid under this Lease within ten (10) calendar days after written notice from Landlord;
        (ii) Failure by Tenant or Landlord to perform any non monetary covenant under this lease within thirty (30) calendar days after written notice from the non-defaulting party stating the nature of the default, provided that if the nature of such default, other than for nonpayment of rent or other sums, is such that the same cannot reasonable be cured within such thirty-day period, such shall not be deemed to be a

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default if, within such period, a cure of such default is commenced and thereafter diligently prosecuted to completion.

If default shall be made by Tenant in the payment of rent or in the performance of any of the conditions of this Lease, Landlord in addition to all other remedies now or hereafter afforded or provided by law, shall have the right to reenter said Premises and remove Tenant and all other persons therefrom, and shall have the option of terminating this Lease; provided, however, that such rights of reentry and termination may be exercised by Landlord in accordance with law, and only in the event that the breach or other default of Tenant shall have continued for thirty (30) calendar days after written notice thereof and Landlord's intention to terminate has been furnished to Tenant in writing at the foregoing address, by registered or certified mail. If default be made by Tenant and if Landlord exercises its option to terminate as herein provided, then Landlord shall proceed to re-rent the Premises within a period of two (2) months as of the date of the registered or certified mail, at the highest and best offer received by it for the un-expired portion of this Lease and if the amount of rental herein agreed to be paid by Tenant is more than the amount received, then Tenant shall thereupon pay said difference to Landlord, in cash as the same becomes due on the first day of each month, as Landlord's liquidated damages for such breach. If after said period of two months no new Lease-agreement will have been reached with a qualified Tenant (same or higher rent as present one and same terms and conditions as contained in this Lease-contract) Landlord will have the right to the use of any of the remedies provided by law as Landlord will elect.

If default shall be made by Landlord in the performance of the conditions of this Lease, and shall have continued for thirty (30) calendar days after notice thereof has been furnished to Landlord in writing by registered mail, then Tenant, in addition to all other remedies now or thereafter afforded or provided by law, may cancel this Lease or may at its election perform such condition on behalf of Landlord, or make good any such default, and any amount Tenant shall advance pursuant thereto shall be repaid by Landlord to Tenant on demand together with interest at the rate of 12% per annum and if Landlord shall not repay any such amount, Tenant may deduct the same from the next installment or installments of rent to accrue under this Lease.

23. Condemnation
If the whole of the Premises, or if such portion of the facilities and building improvements comprising part of the Premises as may be required for the reasonable use of the Premises, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease, at the option of Tenant, shall automatically terminate as of the date of any final judgment entered under such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. In the event Tenant does not exercise such right to terminate this Lease, this Lease shall continue and Tenant shall continue in possession of the remainder of the Premises under the terms herein provided, except that the monthly rent payable herein shall be reduced in proportion to the amount of the land area of the Premises so taken. Tenant shall have the right to recover from any condemning authority that portion of any award attributed to Tenant's leasehold interest.

24. Notices
All notices required hereunder shall be in writing and may be personally delivered or mailed by certified or registered mail, addressed to the respective parties, and all notices, demands or other writing to be made, given or sent hereunder, or which may be so given or made or sent by any party to the other shall be deemed to have been fully given or made when personally delivered or if mailed, three (3) calendar days following the deposit thereof in the Curacao mail, registered or certified, postage prepaid, and addressed to the respective parties as follows:

     Landlord:  Baroud Real Estate Development N.V.
     Schottegatweg Oost # 82-84
     Curacao, Neth. Antilles

     Tenant:    C.U.L. (Curacao) N.V.
     Pietermaai # 24
     Curacao, Neth. Antilles

Any party may change the address to which notices are to be given by giving notice as above provided.

25. Assignment and Sublease
Tenant shall have the right to sublease or assign all or any part of the Premises only after prior consent in writing of Landlord. Such consent shall not be unreasonably withheld.

26. Successors and Assignees
This Lease shall run with the land and shall be binding upon and inure to the benefit of the, successors, administrators and assigns of the parties hereto.

27. Non-Modification
It is mutually agreed that the covenants and conditions herein contained are the full and complete terms of this Lease and that no alterations, amendments or modifications of the same shall be binding unless first reduced to writing and signed by both parties hereto.

28. Memorandum of Lease
It is mutually agreed that this Lease will not be recorded, but that the parties will execute a written memorandum acknowledging the tenancy, which may be recorded in the records of Curacao and Bellevue, W.A., U.S.A.

29. Attorney's Fees
In the event of any action or proceeding to enforce and provision of this Lease, the prevailing party shall be entitled to reasonable attorney's fees and all costs and expenses expended or incurred in connection with such action or proceeding.

30. Effect of Invalidity
If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of the terms and provisions to persons and circumstances other than those to which it had been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

31. Applicable Law
This Lease shall be governed by and construed in accordance with the laws of The Netherlands Antilles; the guarantee-agreement as mentioned in article 37 shall be governed by and construed at the option of the Landlord, with the laws of the Netherlands Antilles or with the laws of the state of Washington, U.S.A.

32. Hold-Over
If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease and the extension periods as mentioned in article 5.1, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the Netherlands Antilles. During such tenancy Tenant agrees to pay to Landlord the same rate of rental as set forth in article 5.2, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable.

33. Negotiation and Construction
This agreement and each of the terms and provisions hereof are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Agreement shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.

34. Surety
Tenant guarantees to Landlord that at signing of this Lease Tenant's parent company: "Cost-U-Less, Inc.", a Corporation incorporated and existing in accordance with the laws of the State of Washington, U.S.A., shall deliver to the Landlord a deed by which it institute itself as a guarantor towards
Landlord for all obligations of Tenant, especially the financial obligations, in virtue or arising of this Lease-contract, Court resolutions and applicable provisions of the law, such deed to be drawn up in accordance with the applicable Law provisions of the State of Washington, U.S.A. and furthermore that at signing this Lease Cost-U-Less, Inc. will provide a standby Letter of Credit for a sum of $720,000 (seven hundred and twenty thousand dollars) under standard conditions, to guarantee the payment by Tenant of one year's rent. Such Letter of Credit will be renewed every year for a period of five (5) years and if not renewed at least two weeks before expiration date, Landlord or its Bank-mortgagee will have the right to draw the entire amount prior to expiration.

35. Excluded part of Lease-property
Parties have agreed that a part of the land as described in section 1 will be excluded from this Lease; this excluded part is described on EXHIBIT A attached hereto. On this part of the land Landlord will erect a 2-story commercial building. Each story will be of approximately 330 m2 and will be subdivided into smaller units for Lease to third parties. It has been agreed upon between parties that none of those units will be used for the sale of the kind of goods that will be offered for sale to the public by Tenant in the Premises. This property will have its own parking stalls and will not share or make use of the 150 stalls in Paragraph 1.

36. Indemnification of Landlord of Tenant for legal cost
If at any time a lien is filed against Tenant's property in/on the Premises by or for any creditors of Landlord and for Landlord's debts and/or obligations, all legal cost to be incurred by Tenant related to Tenant's contest of such lien and Tenant's legal action to have Tenant's property discharged of such lien, will be for the account of Landlord and payable on demand. Landlord agrees to cooperate fully with Tenant in good faith during the course of such contest.


DATED this              3rd day of April, 1998
                        Landlord: /s/ Jack Baroud
                        Tenant:
                        Cost-U-Less, a Washington corporation
                        BY:
                           Name: /s/ Michael [ILLEGIBLE]
                           Title: C.E.O.


)
) SS.                                                  COUNTY OF
)
On this 3 day of April, 1998, before me, the undersigned, a Notary Public in and fir the State of Washington, duly commissioned and sworn, personally
appeared                    to me known to be the person who signed as
            Landlord              of                   the corporation that
executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and
purpose therein mentioned, and on oath stated that                    was duly
elected, qualified and acting as said officer of the corporation, that was authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.
IN WITNESS WHEREOF I have hereunto set my hand and official seal the date and year first above written.
                                   /s/ Gerald J. Rose
                                   ----------------------
(Signature of Notary)
   /s/ Gerald J. Rose
-------------------------
(Print or Stamp Name of Notary)
                                     NOTARY PUBLIC in and for the State of WA,
residing at Bellevue
My Appointment Expires:  7-24-2000

                                   EXHIBIT A
                              (LEGAL DESCRIPTION)

                                   EXHIBIT B
                     (Plans, Outlines and Specifications)












                                            ENTERED BY:
                                                        --------------
                                            DATE: 3/16/98
                                                  --------------------
                                            APPROVED:  /s/ James
                                                       ----------




    ___________________________________________________________________________
         OPDRACHTGEVER:      BAROUD REAL ESTATE DEVELOPMENT N.V.
    ___________________________________________________________________________
         OPDRACHTGEVER:  PARADISE GENERAL CONSTRUCTION| CONSULTING ENGINEERING
                                                      | CONTRACTING
    __________________________________________________| [ILLEGIBLE] [LOGO OF
         PROJECT:   COMMERCIAL CENTER JAN NOORDYNWEG  | [ILLEGIBLE] CONSULTING
    __________________________________________________| [ILLEGIBLE] ENGINEERING
         ONDERDEEL: ALGEMEEN OVERZICHT                |             CONTRACTING]
    __________________________________________________|________________________
         GEOPRO CONSULTANTS                           | [ILLEGIBLE]
         SHOPPING CENTER                              |________________________
         TEL                      [LOGO OF GEOPRO     |________________________
         FAX                       CONSULTANTS]       |________________________
                                                      |________________________
                                                      |________________________
                                                      | TEK NO.               01
    ____________________________________________________________________________


                                      17